INVESTMENT ADVISORY AGREEMENT



     THIS INVESTMENT ADVISORY AGREEMENT is made as of the 12th day of December 12, 2002 ("Contract"), between Hillview Investment Trust II, a Delaware business trust ("Trust"), on behalf of Hillview/REMS Leveraged REIT Fund ("Fund"), and Real Estate Management Services Group, LLC ("REMS Group") ("Adviser"), a limited liability company organized under the laws of the State of Florida.

         WHEREAS, the Fund is a series of the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Trust and Adviser agree as follows:

         1. Appointment. The Trust hereby appoints and employs the Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of the assets of the Fund.

         2. Acceptance of Appointment. The Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

         3. Duties as Adviser.

         (a) Subject to the oversight and direction of the Trust's Board of Trustees ("Board") and all written guidelines applicable to the Fund, as adopted by the Trust, the Adviser will provide a continuous investment program with respect to the Fund, including investment research and management for all securities and investments and cash equivalents in the Fund. The Adviser will determine from time to time what securities and other investments in the Fund will be purchased, retained or sold by the Fund. The Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Fund and selecting the brokers and dealers through whom trades will be executed. The Adviser will provide services under this Contract in accordance with the Fund's investment objective, policies and restrictions and the description of its investment strategy and style, all as stated in the Trust's registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement"), and in compliance with the 1940 Act, the rules thereunder, and all applicable federal and state securities laws and regulations.

         (b) The Adviser agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution; provided that, subject to the appropriate policies and procedures approved by the Board, on behalf of the Fund, the Adviser may, in its discretion, use brokers (including brokers that may be affiliates of the Adviser to the extent permitted by Section 3(c) hereof) who provide the Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Adviser may, to the extent permitted by Section 28(e) of the Securities Exchange Act of 1934, pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser's determining in

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good faith that such  commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be fair and equitable to the Fund. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

         (c) The Adviser will not execute without the prior written approval of the Trust any portfolio transactions for the Fund with a broker which is (i) an affiliated person of the Trust; (ii) a principal underwriter of the Fund's shares; or (iii) an affiliated person of such an affiliated person or principal underwriter. The Trust agrees that it will provide the Adviser with a list of such brokers and dealers and will, from time to time, update such list as necessary.

         (d) The Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to actions by the Adviser on behalf of the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust a complete set of any records that it maintains for the Fund upon request by the Trust.

         (e) All transactions will be consummated by payment to or delivery by the custodian designated by the Trust (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund, and the Adviser shall not have possession or custody thereof. The Adviser shall advise the Custodian and confirm in writing to the Fund and to any other designated agent of the Fund all investment orders for the Fund placed by it with brokers and dealers at the time and in the manner set forth in Rule 31a-1 under the 1940 Act. The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Adviser to communicate it to the Manager if the Custodian fails to confirm in writing proper execution of the instructions.

         (f) At such times as shall be reasonably requested by the Board, the Adviser will provide the Board with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Fund and make available to the Board any economic, statistical and investment services that the Adviser normally makes available to its institutional or other customers.

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         (g) In accordance with procedures adopted by the Board, as amended from time to time, the Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the prompt and timely provision of valuation information or a price(s) from a party(ies) independent of the Adviser for each portfolio security for which market prices are not readily available.

         4. Further Duties. In all matters relating to the performance of this Contract, the Adviser will act in conformity with the Trust's Declaration of Trust, By-Laws and Registration Statement of which it has received notice and with the written instructions and written directions of the Board; and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund. The Trust agrees to provide to the Adviser copies of the Trust's Declaration of Trust, By-Laws, Registration Statement, written instructions and directions of the Board, and any amendments or supplements to any of these materials as soon as practicable after such materials become available.

         5. Proxies. The Adviser will, unless and until otherwise directed by the Fund, vote all proxies solicited by or with respect to issuers of securities in which assets of the Fund may be invested from time to time in accordance with the Adviser's proxy voting policies and procedures. The Adviser will furnish the Fund with its policies and procedures for voting proxies. The Fund shall instruct the Custodian to forward or cause to be forwarded to the Adviser all relevant proxy solicitation materials.

         6. Expenses. During the term of this Contract, the Adviser will bear all expenses incurred by it in connection with its services under this Contract other than the cost of securities (including brokerage commissions, transactional fees and taxes, if any) purchased for the Fund. The Fund shall be responsible for its expenses.

         7. Compensation. The compensation of the Adviser for its services under this Contract shall be calculated and paid by the Fund in accordance with the attached Schedule A.

         8. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust, or its shareholders in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

         9. Indemnification.

         (a) The Fund shall indemnify the Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) ("Advisor Losses") incurred by the Adviser by reason of or arising out of any act or omission by the Trust under this Agreement, or any breach of warranty, representation or agreement hereunder, except to the extent that such Adviser Losses arise as a result of the negligence of the Adviser or the Adviser's breach of its fiduciary duty to the Trust.

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         (b) The  Adviser  shall  indemnify  the  Trust or any of its  trustees, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (" Fund Losses") incurred by the Trust by reason of or arising out of any act or omission by the Adviser under this Agreement, or any breach of warranty, representation or agreement hereunder, except to the extent that such Fund Losses arise as a result of the negligence of the Trust.

         10. Representations, Warranties and Agreements of the Trust. The Trust represents, warrants and agrees that:

         (a) The engagement of the Adviser to provide investment services to the Fund as contemplated hereby has been approved by the Board of Trustees of the Trust.

         (b) The Trust will deliver to the Adviser a true and complete copy of the Fund's Registration Statement as effective from time to time and such other documents or instruments governing the investment of the Fund's assets and such other information as is necessary for the Adviser to carry out its obligations under this Contract.

         (c) The Trust is currently in compliance and shall at all times make every effort to comply with the requirements imposed upon the Trust by applicable law and regulations.

         11. Representations of Adviser. The Adviser represents, warrants and agrees as follows:

         (a) The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Adviser will also immediately notify the Fund and the Trust if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

         (b) The Adviser has adopted and will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year that this Contract is in effect, the president, Chief Operating Officer or a vice-president of the Adviser shall certify to the Trust that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall permit the Trust

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to examine  the reports  required to be made by the Adviser by Rule  17j-1(c)(1)
and all other records relevant to the Adviser's code of ethics.

         (c) The Adviser has provided the Trust with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to the Trust at least annually. Such amendments shall reflect all changes in the Adviser's organizational structure, professional staff or other significant developments affecting the Adviser, as required by the Investment Advisers Act of 1940.

         (d) The Adviser will notify the Trust of any change of control of the Adviser, including any change of its general partners, controlling persons or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Adviser, in each case prior to, or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of such change in control.

         (e) The Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

         (f) The Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Fund, or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Trust. However, the Adviser may use the performance of the Fund in its composite performance.

         12. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed to be exclusive, and the Adviser shall be free to furnish similar services to others, except as prohibited by applicable law or agreed upon in writing between the Adviser and the Fund.

         13. Confidentiality. Subject to the duty of the Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non public information pertaining to the Fund and the actions of the Adviser and the Fund in respect thereof. Unless such use is required by law, the Trust may not use Adviser's name, investment performance information, other descriptive biographical information about the Adviser or its personnel, or other pertinent information regarding the Adviser in offering documents for the Fund, and in marketing or advertising materials relating to the Fund or the Trust, without consent of the Adviser, which will not be unreasonably withheld.

         14. Duration and Termination.

         (a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by vote of a majority of the Fund's outstanding securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue

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automatically for successive  periods of twelve months each,  provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

         (c) Notwithstanding the foregoing, this Contract may be terminated by any party hereto at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to Adviser or by Adviser at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust. This Contract will terminate automatically in the event of its assignment.

         15. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, and (ii) by a vote of a majority of the Fund's outstanding voting securities (unless the Trust receives an SEC order or no-action letter permitting it to modify the Contract without such vote or a regulation exists under the 1940 Act that permits such action without such vote).

         16.  Limitation  of  Shareholder  Liability.   The  Adviser  is  hereby

expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Adviser further agrees that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

         17. Governing Law. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         18. License Agreement. The Trust shall have the non-exclusive right to use the name "REMS" to designate the Fund so long as REMS Group serves as adviser to the Fund.

         19. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order.

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Where the effect of a requirement  of the federal  securities  laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract and the Schedule(s) attached hereto embody the entire agreement and understanding among the parties. This Contract may be signed in counterpart.

         20. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Trust or Adviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to the Trust will be sent to the attention of ________________. All notices provided to the Adviser will be sent to the attention of ___________________.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                                               HILLVIEW INVESTMENT TRUST II
                                               on behalf of
                                               HILLVIEW/REMS LEVERAGED REIT FUND



Attest: /s/ Joseph A. Bracken             By: /s/ David M. Spungen
        ---------------------                 ----------------------------------

   Name: Joseph A. Bracken                  Name:  David M. Spungen
   Title: Secretary                                Title:  President and Trustee

                                       REAL ESTATE MANAGEMENT SERVICES GROUP LLC




Attest:______________________               By:/s/ Edward W. Turville
                                               ---------------------------------

   Name:                                        Name:  Edward W. Turville
   Title:                                       Title:  Managing Director






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                                    EXHIBIT A
                                  ADVISORY FEES


         This Exhibit A contains the advisory fee information required by
Section 7 of the Advisory Agreement between Hillview Investment Trust II ("Trust") and Real Estate Management Services Group, LLC ("Adviser") relating to the Hillview/REMS Leveraged REIT Fund series ("Fund") of the Trust.

         Fee Schedule. Fees payable to the Adviser pursuant to this Contract shall be payable within ten (10) days after receipt by the Trust of the Adviser's bill after the end of each calendar quarter for services rendered during the prior quarter (or billing period, if less than a calendar quarter). The fees are calculated as of the close of trading on the last business day of the calendar quarter by applying the applicable fee rate to the average daily assets of the Fund for that period. For purposes of calculating the fee, the value of the Fund's assets shall be determined in the same manner as that which the Fund uses to determine the net asset value of its shares. The applicable annualized fee rate shall be 1.00% of the Fund's average daily net assets.